Exhibit 99.1

CORONADO BIOSCIENCES REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2013

Burlington, MA – August 5, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today its financial results for the second quarter ended June 30, 2013.

“We have completed enrollment of 250 patients in our Phase 2 TRUST-I trial and remain on track to report top-line data in the fourth quarter of 2013,” said Dr. Harlan F. Weisman, Coronado’s Chairman and CEO. “The results of the TRUST-I trial will provide an abundance of data on TSO (Trichuris suis ova or CNDO-201) and the Hygiene Hypothesis, which we look forward to sharing with the medical and investment communities. A positive outcome would bring TSO one step closer to becoming an important treatment option for patients suffering from Crohn’s disease.”

“We have also further strengthened our financial position during this quarter,” continued Dr. Weisman. “From April 1, 2013 through August 2, 2013, we sold an aggregate of approximately 5.5 million shares of our common stock through our at-the-market sales facilities for net proceeds of approximately $49.4 million, including 2.2 million shares of our common stock for net proceeds of approximately $18.4 million since June 30, 2013.”

Financial Highlights:

•

Coronado reported a net loss of $10.7 million and $19.5 million for the three and six months ended June 30, 2013, respectively, compared to a net loss of $6.5 million and $13.0 million for the three and six months ended June 30, 2012, respectively.

•

Research and development expenses were $7.8 million and $13.8 million for the three and six months ended June 30, 2013, respectively, compared to $4.5 million and $9.1 million for the three and six months ended June 30, 2012, respectively. The increases in research and development expenses relate primarily to the TSO development program.

•

General and administrative expenses were $2.5 million and $5.0 million for the three and six months ended June 30, 2013, respectively, compared to $1.9 million and $3.9 million for the three and six months ended June 30, 2012, respectively. The increases in general and administrative expenses included expenses primarily related to Coronado’s infrastructure growth to support increased business activity.

•

At June 30, 2013, Coronado’s cash and cash equivalents totaled $67.9 million. To date, Coronado has sold approximately 7.1 million shares under its at-the-market sales facilities for net proceeds of approximately $61.2 million.

Other Corporate Highlights:

•

Appointed Dr. George Avgerinos as Senior Vice President, Biologics Operations. Dr. Avgerinos leads Coronado’s global manufacturing and supply chain efforts for both TSO and CNDO-109. Most recently, Dr. Avgerinos was at AbbVie, formerly Abbott Laboratories, where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships.

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Appointed Dr. Karin Hehenberger as Executive Vice President of Scientific Affairs as of August 2013. Dr. Hehenberger previously served as our Executive Vice President & Chief Medical Officer from April 2012 through July 2013. Dr. Hehenberger leads Coronado’s strategic efforts in developing novel indications for its products and serves as Coronado’s scientific communications spokesperson.

Upcoming Events:

•	Wedbush 2013 Life Sciences Management Access Conference, August 13, 2013

•	Canaccord Genuity 33rd Annual Growth Conference, August 14, 2013

Conference Call and Webcast Information

Coronado management will review its second quarter financial results and development programs via conference call and webcast today at 8:30 AM ET. To participate in the conference call, please dial (877) 312-5413 (toll free from the US and Canada), or (253) 237-1511 (for international callers). Investors may also access a live audio webcast of the call at www.coronadobiosciences.com on the Events & Webcasts page.

A replay of the webcast will be available shortly after the conclusion of the call. The webcast archive will remain available for one year. An audio replay will also be available shortly after the conclusion of the call and will be made available until August 12, 2013. The audio replay can be accessed by dialing (855) 859-2056 (toll free from the US and Canada), or (404) 537-3406 (for international callers) and entering Event ID 22772111.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, including Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to attract, integrate and retain key personnel; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; our dependence on third party suppliers; and competition; as well as other risks described in our SEC filings.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Susan Forman

Dian Griesel Inc.

212-825-3210; susan@dgicomm.com

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Balance Sheets

($ in thousands)

(Unaudited)

	June 30, 2013	December 31, 2012

ASSETS

Cash and cash equivalents	$67,886	$40,199

Prepaid and other current assets	243	393

Total current assets	68,129	40,592

Property & equipment net	535	51

Other	114	349

Total Assets	$68,778	$40,992

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$8,953	$5,132

Note payable, non-current	9,760	12,386

Other long-term liabilities	1,507	1,441

Total Liabilities	20,220	18,959

Stockholders’ Equity	48,558	22,033

Total Liabilities and Stockholders’ Equity	$68,778	$40,992

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Statements of Operations

($ in thousands except for share amounts)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012

Operating expenses:

Research and development	$7,795	$4,525	$13,769	$9,116

General and administrative	2,499	1,940	4,983	3,930

Loss from operations	(10,294)	(6,465)	(18,752)	(13,046)

Interest income	109	29	185	73

Interest expense	(485)	(19)	(961)	(38)

Net loss attributed to Common Stockholders	($10,670)	($6,455)	($19,528)	($13,011)

Basic and diluted net loss per common share	($0.38)	($0.34)	($0.73)	($0.69)

Weighted average common shares outstanding—basic and diluted	28,095,522	19,194,053	26,646,993	18,899,149